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                                                                   Exhibit 10.23

                   THIRD AMENDMENT TO LEASE - Decatur, Alabama

      THIS AMENDMENT is made this ________ day of August, 1998 by and between UNITED DEVELOPMENT COMPANY UNITED, a Florida limited partnership having a principal place of business at 2175 Partin Settlement Road, Kissimmee, FL 32743 (hereinafter called "Landlord") and UFP TECHNOLOGIES, INC., a Delaware corporation having a principal place of business at 172 East Main Street, Georgetown, MA 01833 (hereinafter called "Tenant").

      WHEREAS, Landlord and Tenant entered into and executed a lease dated as of June 15, 1990, as extended and amended on December 31, 1992, January 1, 1996, (the "Lease") for the Premises as more particularly described therein;

      WHEREAS, Landlord and Tenant mutually desire to further amend and extend the Lease and to make provisions for, without limitation, the construction of an addition to the Building as more specifically described below;

      NOW. THEREFORE, in consideration of the mutual covenants herein set forth and of ONE DOLLAR and other good and valuable consideration, Landlord and Tenant hereby agree to amend and do hereby amend the Lease, effective as of July 1, 1998, as follows:

      1. The definitions of "Adjusted Basic Rent" and "Basic Rent" in Section
1.02 are deleted in their entirety.

      2. The definition of "Building" in Section 1.02 is deleted in its entirety and replaced with the following:

            Building. The building containing approximately 36,000 square feet of space (and any additions thereto or expansions thereof, including, without limitation, the 11,250 square foot addition to be completed in 1999 [the "Additional Space"]), located on the Land. The Land and Building together are sometimes referred to as the "Property."

      3. Article 3. of the Lease is deleted in its entirety and replaced with the following:

            Term. The current extension of the Term of this Lease commenced on July 1, 1998 and shall end at midnight, December 31, 2001, both dates inclusive, unless extended or sooner terminated under the provisions hereof; provided, however, that Tenant, at its sole option, may elect to further extend said Term for one additional 3-year period (commencing on January 1, 2002 and ending at midnight on December 31, 2005), the Basic Rent for such extended period to be the lesser of (a) the fair market rent as of January 1, 2002, as agreed upon by the parties, or, failing such agreement, established pursuant to a commercially reasonable arbitration proceeding; and
            (b) the rent for the current extension Term (as established in Paragraph 3 of this Third Amendment) increased by the increase from July 1, 1998 to December 31, 2001 in the Consumer Price Index (All Items; Base 1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics, for the area in which the Premises are located.


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      4. Section 4.02 of the Lease is deleted in its entirety and replaced with the following:

            Computation of Basic Rent. The Basic Rent for the current extension of the Lease Term shall be the sum of $90,000 per annum; provided, however, that upon completion of the Additional Space (which shall be deemed to occur upon issuance of a Certificate of Occupancy by the local authority having jurisdiction thereof), the Basic Rent shall increase by $29,812.50 (calculated at $2.65 per square foot of Additional Space) to a total of $119,812.50 per annum.

      5. Section 6.02 is deleted in its entirety and replaced with the following:

            Increases in Taxes. Tenant shall pay to Landlord during the Lease Term, as Additional Rent, within thirty (30) days of written demand therefor from Landlord, the Taxes assessed against the Property during any tax fiscal year (as reduced by abatements). If any extension Term shall terminate without fault of the Tenant prior to the end of the then current tax fiscal year, then said amount payable by Tenant shall be prorated.

      6. Article 8 is deleted in its entirety and replaced with the following:

                                    ARTICLE 8
                              EXTERIOR MAINTENANCE

            8.01 Tenant shall at Tenant's expense perform all needed periodic maintenance and minor repairs to the exterior of the Building and the structural elements thereof (including but not limited to foundation, walls, roof, and the like). Tenant shall at Tenant's expense perform all needed landscaping.

            8.02 Landlord shall at Landlord's expense perform all replacements of and major repairs to the Building and the structural elements thereof (including but not limited to foundation, walls, roof, and the like).

      7. Section 15.01 is deleted in its entirety and replaced with the following:

            Insurance. Tenant shall, as Additional Rent, take out and maintain throughout the Term the following insurance protecting Landlord and Tenant as named insureds and with such additional insureds as Landlord from time to time may designate, in such amounts and with such insurance companies as Tenant deems appropriate, subject to Landlord's reasonable approval: (a) commercial general liability insurance with so-called "broad form" endorsement insuring Landlord and Tenant against all claims and demands for injury to or death of any person or damage to or loss of property which may be claimed to have occurred on or about the Property, with an initial combined single limit of at least $2,000,000; (b) workers' compensation insurance with statutory limits covering all of Tenant's employees working on the Property; (c) at all times during the course of any construction or renovation of any improvements or alterations on the Property, completed value form, "all physical loss," builder's risk insurance on all work being performed on the Property; and (d) fire and casualty insurance with extended coverage on all buildings and improvements now existing or hereafter erected upon the Property. Policies for all such insurance shall, in case of loss, be first payable


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            to the holders of any mortgages on the property under a standard non-contributing mortgagee's clause, and shall be deposited with the holder of such mortgage or with Landlord, as Landlord may elect.

      Except as specifically amended hereby, the Lease remains in full farce and effect.

      EXECUTED as a sealed instrument as of the date first written above.

TENANT: UFP TECHNOLOGIES, INC.             LANDLORD: UNITED DEVELOPMENT COMPANY
                                                     LIMITED

        BY: /s/ Ronald J. Lataille                   BY: /s/ Richard L. Bailly
           ---------------------------                  ------------------------
           Name: Ronald J. Lataille                     Name: RICHARD L. BAILLY
           Its: Chief Financial Officer                 General Partner


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